SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K



                                 Current Report


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



         Date of Report (date of earliest event reported) August 3, 1998


                       ADELPHIA COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)




      Delaware                          0-16014                23-2417713
  (State or other               (Commission File Number)     (IRS Employer
  jurisdiction of                                          Identification No.)
   incorporation)



                Main at Water Street - Coudersport, PA  16915-114
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (814) 274-9830


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Item 5.  Other Events

Adelphia Communications Corporation (the "Registrant") and TCI Communications, Inc. ("TCIC") have closed their transaction to form a regional partnership that will include cable television systems in western New York, northeastern Ohio and northwestern Pennsylvania -- serving a total of 470,000 customers -- and the Empire Sports Network.

TCIC contributed to the partnership its cable television systems in Buffalo, New York; suburban Erie, Pennsylvania; and Ashtabula and Lake County, Ohio, -- serving 170,000 customers -- and minority interests in certain cable television partnerships that own approximately 20,000 customers in western New York. The Registrant contributed its systems in western New York and Lorain, Ohio, -- serving a total of 280,000 customers -- its majority interests in the western New York partnerships mentioned above, and Empire Sports Network. TCIC holds a 33.3% interest in the newly formed partnership, and the Registrant a 66.7% interest.





Item 7.  Financial Statements and Exhibits

Exhibit No.                        Description


99.01 Press Release dated August 3, 1998 announcing that the Registrant and TCI Communications, Inc., have closed their transaction to form a regional partnership that will include cable television systems in western New York, northeastern Ohio and northwestern Pennsylvania -- serving a total of 470,000 customers -- and the Empire Sports Network.




                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:August 7, 1998                         ADELPHIA COMMUNICATIONS CORPORATION

                                                     (Registrant)

                                                 By:   /s/Timothy J. Rigas
                                                       Timothy J. Rigas
                                                       Executive Vice President,
                                                       Treasurer and Chief
                                                       Financial Officer

                                  EXHIBIT INDEX



Exhibit No.                          Description


99.01 Press Release dated August 3, 1998 announcing that the Registrant and TCI Communications, Inc., have closed their transaction to form a regional partnership that will include cable television systems in western New York, northeastern Ohio and northwestern Pennsylvania -- serving a total of 470,000 customers -- and the Empire Sports Network.